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                       streetTRACKS(R) Index Shares Funds
                               One Lincoln Street
                                Boston, MA 02111

SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of July 1, 2004 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolio(s) of streetTRACKS(R) Index Shares Funds:

          SPDR(R) S&P Asia Pacific ETF;

          SPDR(R) S&P Emerging Asia Pacific ETF;

          SPDR(R) S&P China ETF;

          SPDR(R) S&P Emerging Markets ETF;

          SPDR(R) S&P EPAC ETF;

          SPDR(R) S&P Europe ETF;

          SPDR(R) S&P Emerging Europe ETF;

          SPDR(R) S&P Emerging Latin America ETF;

          SPDR(R) S&P Emerging Middle East & Africa ETF;

          SPDR(R) S&P World (ex-US) ETF;

          SPDR(R) S&P World (ex-US) Small Cap ETF;

          streetTRACKS(R) DJ Wilshire International Real Estate ETF;

          streetTRACKS(R) Macquarie Global Infrastructure 100 ETF;

          streetTRACKS(R) MSCI ACWI (ex-US) ETF;

          streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF; and

          streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF (the "New Fund(s)").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Fund(s).

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Index Shares Funds


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President

                                        Accepted:


                                        SSgA Funds Management, Inc.


                                        By: /s/ Greg Ehret
                                            ------------------------------------

As of October 30, 2006